SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14c of the Securities Exchange Act of 1934

Check for appropriate box:
Preliminary Information Statement
Confidential, for Use of Commission Only (as permitted by Rule 14c-5(d)(2))
☒    Definitive Information Statement

EVCARCO, INC.

(Name of Registrant As Specified In Charter)

Payment of Filing Fee.  (Check the appropriate box):
☒   No fee required.
Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)           Title of each class of securities to which transaction applies:

Common Stock, par value $0.001 per share
Class B Convertible Preferred Stock, par value $0.001

2)           Aggregate number of securities to which transaction applies:

420,413,557 shares of Common Stock
1,500,000 shares of Class B Convertible Preferred Stock

3)           Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:  N/A

4)           Proposed maximum aggregate value of transaction:  N/A

5)           Total Fee paid:  N/A

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)           Amount Previously Paid:

2)           Form, Schedule or Registration Statement No.:

3)           Filing Party:

4)           Date Filed:

EVCARCO, INC.
7703 Sand Street
Fort Worth, TX 76118

NOTICE OF STOCKHOLDER ACTION TO BE TAKEN

PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

November 9, 2011

Dear EVCARCO, Inc. Stockholders:

This Information Statement is furnished to provide notice to stockholders of EVCARCO, Inc., a Nevada corporation (the “Company”), in connection with approval by our Board of Directors (the “Board”) and a majority of our stockholders to take the following actions:

 Authorize the Board to amend the Company’s Articles of Incorporation filed with the Nevada Secretary of State (the “Articles”) to (i) increase the Company’s authorized common stock, par value $0.001 (the “Common Stock”) from 450,000,000 shares to 5,000,000,000 shares, and (ii) increase the Company's Class B Convertible Preferred stock, par value $0.001 (the “Class B Stock”) from 20,000,000 shares to 980,000,000 shares (the “Corporate Action”);

Stockholders of record at the close of business on November 4, 2011 are entitled to notice of this stockholder action by written consent. Since the actions have been approved by the holders of the required majority of the outstanding shares of our voting stock, no proxies were or are being solicited.

Please read this notice carefully. It describes the change in the Company’s capitalization and contains certain additional related information. Additional information about the Company is contained in its current and periodic reports filed with the United States Securities and Exchange Commission (the “SEC”). These reports, their accompanying exhibits and other documents filed with the SEC may be inspected without charge at the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of these reports may be obtained from the SEC’s EDGAR archives at http://www.sec.gov/index.htm.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the Corporate Action cannot become effective until twenty (20) days after the date this Information Statement is mailed to the Company’s stockholders. We anticipate that the amendment will become effective on or after November 30, 2011.

By order of the Board of Directors /s/ Mack Sanders By: Mack Sanders Its: Chief Executive Officer

INFORMATION STATEMENT
PURSUANT TO SECTION 14 OF THE
SECURITIES AND EXCHANGE ACT OF 1934 AND
REGULATION 14C AND SCHEDULE 14C THEREUNDER
______________________________________________

This Information Statement is circulated to advise the stockholders of action taken without a meeting upon the written consent of the holders of a majority of the outstanding votes of the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.
______________________________________________

GENERAL

This Information Statement has been filed with the SEC and is being furnished to the holders of the outstanding shares of Common Stock of EVCARCO, Inc., a Nevada corporation. The purpose of this Information Statement is to provide notice that a majority of the Company’s stockholders, have, by written consent, approved of the Corporate Action.

This Information Statement will be mailed on or about November 10, 2011 to those persons who were stockholders of the Company as of the close of business on November 4, 2011 (the “Record Date”). The Corporate Action is expected to become effective on or about November 30, 2011. The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing.

As a majority of the Company’s stockholders have already approved of the Corporate Action by written consent, the Company is not seeking approval for the Corporate Action from any of the Company’s remaining stockholders, and the Company’s remaining stockholders will not be given an opportunity to vote on the Corporate Action. All necessary corporate approvals have been obtained, and this Information Statement is being furnished solely for the purpose of providing advance notice to the Company’s stockholders of the Corporate Action as required by the Securities Exchange Act of 1934 (the “Exchange Act”).

The Company’s Board approved the Corporate Action effective November 4, 2011, and fixed November 4, 2011 as the Record Date for determining the stockholders entitled to give written consent to the Corporate Action. As of November 4, 2011, the majority stockholders who voted for the Corporate Action held an aggregate of shares of the Company’s outstanding stock being equal to 78.95% of the number of then outstanding available votes.

As of the Record Date, there were 420,413,557 shares of Common Stock issued and outstanding, zero shares of Class A Convertible Preferred Stock issued and outstanding and 1,500,000 shares of Class B Convertible Preferred Stock issued and outstanding.

EXPECTED DATE FOR EFFECTING THE CORPORATE ACTION

Under Section 14(c) of the Exchange Act and Rule 14c-2 promulgated thereunder, the Corporate Action cannot be effectuated until 20 days after the date that a Definitive Information Statement is sent to the Company's stockholders. This Definitive Information Statement was filed on November 9, 2011. It is anticipated that this Definitive Information Statement will be mailed on or about November 10, 2011 (the “Mailing Date”) to the stockholders of the Company as of the close of business on November 4, 2011 (the “Record Date”). The Company expects to file the amendment to the Articles so as to effectuate the Corporate Action with the Nevada Secretary of State, approximately 20 days after the Mailing Date. The effective date of the amendment to the Articles and related Corporate Action therefore, is expected to be on or after November 30, 2011.

POTENTIAL ANTI-TAKEOVER EFFECTS OF CORPORATE ACTION

Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any action, including the Corporate Action discussed below, that may be used as an anti-takeover mechanism. In addition, certain provisions of our Articles, bylaws and applicable governing statutes may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by stockholders. Some of the Corporate Action discussed herein may have an over-all effect of making it more difficult to complete a possible acquisition proposal, merger or assumption of control by a principal stockholder and in turn, may make it more difficult to remove the then incumbent management. While it is possible that management could use these provisions to resist or frustrate a third-party transaction as described above, we have no current plans relating to any proposed takeover, have no knowledge of any proposed takeover attempts, nor did we intend to construct or enable any anti-takeover defense or mechanism on our behalf. We have no intent or plan to employ these provisions as anti-takeover devices or for the goal of entrenching the incumbent management and we do not have any plans or proposals to adopt any other provisions or enter into other arrangements that may have material anti-takeover consequences. Below outlines the Company’s potential anti-takeover provisions and protections, both related to the Corporate Action contained herein and include in the Company’s Articles, bylaws and corporate charter documents.

Increase in Authorized Stock

The increase in authorized Common Stock may make it more difficult or prevent or deter a third party from acquiring control of our Company or changing our Board and management, as well as inhibit fluctuations in the market price of our Company’s shares that could result from actual or rumored takeover attempts. The proposed increased in our authorized Common Stock is not the result of any such specific effort, rather, as indicated below, the purpose of the increase in the authorized Common Stock is to provide our Company’s management with certain abilities including, but not limited to, the issuance of Common Stock to be used for public or private offerings, conversions of convertible securities, issuance of options pursuant to employee stock option plans, acquisition transactions and other general corporate purposes, and not to construct or enable any anti-takeover defense or mechanism on behalf of our Company. While it is possible that management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent Shareholders, our Company presently has no intent or plan to employ any additional authorized shares as an anti-takeover device.

Undesignated Preferred Stock

Our current Articles of Incorporation authorize the issuance of up to 35,000,000 shares of preferred stock, par value $0.001 (“Preferred Stock”) with such designations, rights and preferences as may be determined from time to time by our Board as further described in our prior SEC filings. As such, our Board has the authority to fix the number of shares and the rights, powers and privileges of series or multiple series of Preferred Stock, without any further vote or action by our Company’s shareholders. The existence of undesignated Preferred Stock with possible voting, conversion or other rights or preferences, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of delaying or preventing a change in control, causing the market price of our Company’s Common Stock to decline or possibly impairing the voting power and other rights of the holders of our Common Stock. As of the Record Date, the Company currently has zero shares of Class A Convertible Preferred Stock issued and outstanding and 1,500,000 shares of Class B Convertible Preferred Stock issued and outstanding.

Cumulative Voting

Our Company’s Articles and by-laws do not provide for cumulative voting in the election of directors. The combination of the present ownership by a few shareholders of a significant portion of our Company’s issued and outstanding stock and lack of cumulative voting makes it more difficult for other shareholders to replace our Company’s Board or for another party to obtain control of our Company by replacing our Board.

Indemnification Arrangements

Our bylaws provide for indemnification of our directors and officers and provide for the advancement of expenses in connection with actual or threatened proceedings and claims arising out of their status as such to the fullest extent permitted by law, provided, however, that the officer shall not receive indemnification if he or she is finally adjudicated therein to be liable for negligence or misconduct in office. The indemnification provided also extends to good faith expenditures incurred in anticipation of, or preparation for, threatened or proposed litigation. The Board may, in proper cases, extend the indemnification to cover the good faith settlement of any such action, suit, or proceeding, whether formally instituted or not.

Removal of Directors and Filling of Vacancies

The number of votes required to remove a director from the Board and giving remaining directors the sole right to fill a vacancy on the Board may make it more difficult for, or prevent or deter a third party from acquiring control of our Company or changing our Board and management.

CORPORATE ACTION
INCREASE IN AUTHORIZED STOCK

Overview

The Board has recommended that the shareholders grant authority to the Board to amend the Articles to (i) increase the Company’s authorized Common Stock from 450,000,000 shares to 5,000,000,000 shares, and (ii) increase the Company's Class B Stock from 20,000,000 shares to 980,000,000 shares. A copy of the amendment to our Articles has been attached hereto as an Exhibit A. The general purpose and effect of the amendment to our Articles is to increase our authorized share capital which we believe will enhance our ability to finance the development and operation of our business.

Our Board approved the amendment to our Articles on November 4, 2011, to increase our authorized share capital so that such shares will be available for issuance for general corporate purposes, including financing activities, without the requirement of further action by our shareholders. Potential uses of the additional authorized shares may include, but are not limited to, public or private offerings, conversions of convertible securities, issuance of options pursuant to employee stock option plans, acquisition transactions and other general corporate purposes. Increasing the authorized number of shares of our Common and Preferred Stock will give us greater flexibility and will allow us to issue such shares, in most cases, without the expense of delay of seeking shareholder approval. We are at all times investigating additional sources of financing which our Board believes will be in our best interests and in the best interests of our shareholders. As of the date of this filing, the Company has securities issued and outstanding that may be convertible, at such holder’s option, into shares of Common Stock, however, other than shares underlying such existing securities that are outstanding, the Company does not have any definitive plans, proposals or arrangements nor have they received any demands to issue any of the newly available authorized shares of Common Stock for any purpose.

The amendment to our Articles to increase our authorized share capital will not have any immediate effect on the rights of existing shareholders. However, our Board will have the authority to issue shares of our Common and Class B Stock without requiring future shareholders approval of such issuances, except as may be required by applicable law or exchange regulations. To the extent that additional authorized Common and/or Class B Stock is issued in the future, such issuance will decrease the existing shareholders' percentage equity ownership and, depending upon the price at which they are issued, could be dilutive to the existing shareholders. The increase in the authorized number of shares of our Common and Class B Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of our Company without further action by the shareholders. Shares of authorized and unissued Common and Class B Stock could be issued (within limits imposed by applicable law) in one or more transactions. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common and Class B Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of our company.

Vote Required

Section 78.385 of the Nevada Revised Statutes provides an outline of the scope of the amendments of the Articles. This includes the amendments discussed herein. The procedure and requirements to effect an amendment to the Articles are set forth in Section 78.390. Section 78.390 provides that proposed amendments must first be adopted by the Board and then submitted to shareholders for their consideration and must be approved by a majority of the outstanding voting securities.

Our Board has adopted, ratified and approved of the amendment to the Company’s Articles to (i) increase the Company’s authorized Common Stock from 450,000,000 shares to 5,000,000,000 shares, and (ii) increase the Company's authorized Class B Stock from 20,000,000 shares to 980,000,000 shares, and subsequently submitted the proposed changes to our shareholders for their approval. The securities that are entitled to vote to amend our Articles consist of issued and outstanding shares of Common Stock and Class B Stock outstanding as at November 4, 2011, the Record Date for determining shareholders who are entitled to notice of and to vote on the proposed amendment to the company’s Articles.

As of the Record Date, the majority stockholders who voted for the Corporate Action held an aggregate of shares of the Company’s outstanding Common Stock and Class B Stock being equal to 78.95% of the number of then outstanding available votes in favor of the amendment to the Company’s Articles to (i) increase the Company’s authorized Common Stock from 450,000,000 shares to 5,000,000,000 shares, and (ii) increase the Company's authorized Class B Stock from 20,000,000 shares to 980,000,000 shares, thus granting authority to the Board to amend the Company’s Articles of Incorporation to (i) increase the Company’s authorized Common Stock from 450,000,000 shares to 5,000,000,000 shares, and (ii) increase the Company's authorized Class B Stock from 20,000,000 shares to 980,000,000 shares.

EXPECTED DATE FOR EFFECTING THE CORPORATE ACTION

Under Section 14(c) of the Exchange Act and Rule 14c-2 promulgated thereunder, the Corporate Action cannot be affected until 20 days after the date this Definitive Information Statement is sent to the Company’s stockholders. The Company expects this Definitive Information Statement will be sent on or about November 10, 2011, to the stockholders of the Company as of the Record Date.

Pursuant to the consent resolutions adopted by a majority of the stockholders, notwithstanding the fact that the Corporate Action has been approved by the Company’s majority stockholders, the Company’s Board may, by resolution, abandon the Corporate Action at any time prior to the effective date of the Corporate Action without any further action by the Company’s stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common and Preferred Stock as of November 4, 2011 by the following persons:
•each person who is known to be the beneficial owner of more than five percent (5%) of our issued and outstanding shares of Common Stock;
•each of our directors and executive officers; and
•all of our directors and executive officers as a group.

Name And Address	Number Of Shares Beneficially Owned	Percentage of Class Owned
Nikolay Frolov *	1,000,000	66.66%
Edouard Prous *	500,000	33.34%
All directors, officers and 5% Class B Convertible Preferred shareholders as a group	1,500,000	100.00%

Mack Sanders *	107,000	0.03%
Nikolay Frolov *	6,885,000	1.64%
Edouard Prous *	9,344,856	2.22%
Joshua Spivey *	427,400	0.10%
All directors, officers and 5% Common Stock shareholders as a group	16,764,256	3.99%
* Business address for all persons listed in the table is: 7703 Sand Street, Fort Worth, TX 76118

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. The number of shares and the percentage beneficially owned by each individual listed above include shares that are subject to options held by that individual that are immediately exercisable or exercisable within 60 days from the date of this report and the number of shares and the percentage beneficially owned by all officers and directors as a group includes shares subject to options held by all officers and directors as a group that are immediately exercisable or exercisable within 60 days from the date of this report.

DISSENTER’S RIGHTS OF APPRAISAL

The Nevada Revised Statutes do not provide for dissenter’s rights in connection with the proposed amendment to our Articles of Incorporation.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed Corporate Action which is not shared by all other stockholders.

FORWARD-LOOKING STATEMENTS

This Information Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You can identify our forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials that the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.   You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at www.sec.gov.

Dated: November 9, 2011
By order of the Board of Directors

/s/ Mack Sanders
By: Mack Sanders
Its: Chief Executive Officer

EXHIBIT A

090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

EVCARCO, INC.

2. The articles have been amended as follows: (provide article numbers, if available)

The Articles of Incorporation have been amended to increase authorized number of shares:

Previous Stock Value: Par Value Shares (Common): 450,000,000, Value $0.001; Par Value Shares (Class A): 15,000,000, Value $0.001; Par Value Shares (Class B): 20,000,000, Value $0.001; No Par Value Shares: 0 -------------------------- Total Authorized Capital: $485,000.00

New Stock Value: Par Value Shares (Common): 5,000,000,000, Value $0.001; Par Value Shares (Class A): 15,000,000, Value $0.001; Par Value Shares (Class B): 980,000,000, Value $0.001; No Par Value Shares: 0 -------------------------- Total Authorized Capital: $5,995,000.00

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 78.95%

4. Effective date and time of filing: (optional) Date: 11/30/2011 Time: 7:00 AM

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X ______________________________

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 8-31-11